                                                                 EXHIBIT 23(a)


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-35143 on Form S-3, which also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-16955 on Form S-3, of (i) our report dated January 26, 1998, on our audits of the consolidated financial statements of Philip Morris Companies Inc. (the "Company") as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in the Company's Current Report on Form 8-K, dated January 28, 1998, and (ii) our report dated January 27, 1997, on our audits of the consolidated financial statements of the Company as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is included in the Company's Current Report on Form 8-K, dated January 30, 1997, and (iii) our reports dated January 27, 1997, on our audits of the consolidated financial statements and financial statement schedule of the Company as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which reports are included or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts".



                                                /s/ Coopers & Lybrand L.L.P.


New York, New York
January 29, 1998